As filed with the Securities and Exchange Commission on June 21, 2006
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	34-1312571
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Fort Worth, Texas
777 Main Street, Suite 800	76102
(Address of Principal Executive Offices)	(Zip Code)
Stroud Energy, Inc.
2005 Stock Incentive Plan
(Full title of the plan)

Rodney L. Waller
Senior Vice President and Corporate Secretary
Range Resources Corporation
777 Main Street, Suite 800
Fort Worth, Texas 76102
(Name and address of agent for service)
(817) 870-2601
(Telephone number, including area code, of agent for service)
with a copy to:
Rodney Moore
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered(1)	price per share (2)	offering price (2)	registration fee
Common Stock, $0.01 par value per share	652,062 shares	$22.46	$14,645,313	$1,567

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shares of Common Stock issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are being registered hereunder.

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act. The price for the 652,062 shares issuable under the Stroud Energy, Inc. 2005 Stock Incentive Plan was based on a price of $22.46 the average of the high and low prices reported on the New York Stock Exchange on June 14, 2006.

EXPLANATORY NOTE
     This Registration Statement covers 652,062 shares of common stock of Range Resources Corporation, a Delaware corporation (the “Registrant”), available for issuance upon the exercise of outstanding options granted under the Stroud Energy, Inc. 2005 Stock Incentive Plan, as amended (the “Plan”), which the Registrant assumed pursuant to an Agreement and Plan of Merger, dated May 10, 2006, by and among the Registrant, Range Acquisition Texas, Inc., a Delaware corporation, and Stroud Energy, Inc., a Delaware corporation, that closed on June 19, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to eligible participants in the Plan, as specified by Rule 428(b) of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus within the meaning of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).
     (b) All other reports filed by the Registrant since December 31, 2005 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Registrant’s Current Reports on Form 8-K and the Registrant’s Quarterly Report on Form 10-Q, as amended, for the fiscal quarter ended March 31, 2006.
     (c) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, dated July 16, 1996, and filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be directed to Range Resources Corporation, Attention: Secretary, 777 Main Street, Fort Worth, Texas 76102, telephone (817) 870-2601.

Item 4. Description of Securities.
             Not applicable.
Item 5. Interests of Named Experts and Counsel.
             Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     The Company’s Amended and Restated By-Laws and Restated Certificate of Incorporation, as amended, each provide that the Company will indemnify and hold harmless to the fullest extent authorized by the DGCL each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company is or was serving at the request of the Company as a director or officer or agent or similar functionary of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such right shall include the right to be paid by the Company expenses (including without limitation attorney’s fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. Additionally, the Company’s Restated Certificate of Incorporation, as amended, provides that, in the event that an officer or director files suit against the Company seeking to recover the unpaid amount of a claim for indemnification or advancement of expenses incurred, the burden will be on the Company to prove that the indemnification or advancement of costs of defense would not be permitted under the DGCL. Such indemnification continues as to a person who has ceased to be a director or officer and inures to the benefit of his or her heirs, executors and administrators.
     In addition, as permitted by the DGCL, the Restated Certificate of Incorporation, as amended, provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.
     The preceding discussion of the Company’s Amended and Restated Bylaws and Restated Certificate of Incorporation, as amended, and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the reference to the Company’s Amended and Restated Bylaws and Restated Certificate of Incorporation, as amended, and Section 145 of the DGCL.
     The Company has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company. The preceding discussion of the Company’s indemnification agreements is not intended to be exhaustive and is qualified in its entirety by reference to such indemnification agreements.

Item 7. Exemption from Registration Claimed.
             Not applicable.
Item 8. Exhibits.
             Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith.

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004) as amended by the Certificate of First Amendment to Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q (File No. 001-12209) as filed with the SEC on July 28, 2005).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004).

4.3	Stroud Energy, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Stroud Energy, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-133047) filed with the SEC on April 6, 2006).

4.4	Amendment No. 1 to Stroud Energy, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Stroud Energy, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-133047) filed with the SEC on April 6, 2006).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in the signature page hereto).
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 21, 2006.

RANGE RESOURCES CORPORATION

By:	/s/ John H. Pinkerton John H. Pinkerton
Chief Executive Officer and President
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Pinkerton, Rodney L. Waller and Roger S. Manny and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	June 21, 2006

/s/ Jeffrey L. Ventura Jeffrey L. Ventura	Executive Vice President and Director	June 21, 2006

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2006

/s/ Charles L. Blackburn Charles L. Blackburn	Chairman of the Board	June 21, 2006

/s/ Anthony V. Dub Anthony V. Dub	Director	June 21, 2006

/s/ V. Richard Eales V. Richard Eales	Director	June 21, 2006

/s/ Allen Finkelson Allen Finkelson	Director	June 21, 2006

/s/ Jonathan S. Linker Jonathan S. Linker	Director	June 21, 2006

/s/ Kevin S. McCarthy Kevin S. McCarthy	Director	June 21, 2006

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004) as amended by the Certificate of First Amendment to Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q (File No. 001-12209) as filed with the SEC on July 28, 2005).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004).

4.3	Stroud Energy, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Stroud Energy, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-133047) filed with the SEC on April 6, 2006).

4.4	Amendment No. 1 to Stroud Energy, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Stroud Energy, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-133047) filed with the SEC on April 6, 2006).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in the signature page hereto).